Exhibit 10.4
Pacific Oak Residential Trust, Inc.
Up to $500,000,000 of Shares of Common Stock
(Plus $50,000,000 through Distribution Reinvestment Plan)
AMENDED AND RESTATED DEALER MANAGER AGREEMENT
January 13, 2023
Pacific Oak Capital Markets, LLC
3200 Park Center Drive, Suite 800
Costa Mesa, CA 92626
Ladies and Gentlemen:
Effective September 9, 2022, Pacific Oak Residential Trust, Inc., a Maryland corporation (the “Company”), commenced the offer and sale of up to $500 million of any combination of Class A and Class T shares of the Company’s common stock, $0.001 par value per share (the “Shares” or the “Securities”), on a “best efforts” basis (the “Primary Offering”), and up to $50 million of any combination of Shares pursuant to the Company’s distribution reinvestment plan (the “DRIP” and, together with the Primary Offering, the “Offering”), in each case, pursuant to exemptions from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Company engaged Pacific Oak Capital Markets, LLC, a Delaware limited liability company, to act as the Company’s dealer manager (the “Dealer Manager”) in connection with the Offering through a Dealer Manager Agreement dated September 9, 2022 (the “Original Agreement”). This Agreement amends and restates the Original Agreement.
The Company has introduced an escrow arrangement and reduced purchase price for subscriptions made during the escrow period. The Company will not sell any Shares unless (1) the Company receives purchase orders for at least $5,000,000 (the “Minimum Offering”) within 180 days of the first subscription accepted into escrow and (2) the Company’s board of directors has authorized the release to the Company of funds in the escrow account prior to such date. All funds provided with purchase orders during the escrow period will be placed in an interest-bearing account with UMB Bank, N.A., as escrow agent. If the Company does not raise the Minimum Offering or its board of directors does not determine that it is in the Company’s best interest to cause the proceeds raised in this Offering to be released to the Company within 180 days of the first subscription accepted into escrow, the Offering will be terminated and the escrow agent will promptly send investors a full refund of their investment with interest and without deduction for escrow expenses.
The Dealer Manager anticipates entering into Selected Dealer Agreements with other broker-dealers who participate in the Offering (each participating broker-dealer being referred to herein as a “Selected Dealer”) substantially in the form attached as Exhibit A hereto. The Company shall have the right to approve any material modifications or addendums to the form of Selected Dealer Agreement.
The Share classes have different upfront selling commissions, dealer manager fees, placement agent fees and organization and offering expense fees (collectively, the “private placement fees”) and different ongoing distribution fees. The purchase price per share for each class of Shares purchased in the Primary Offering will vary. During the escrow period, the purchase price per share for each class of Shares will equal 95% of the Company’s most recently disclosed NAV per share, as determined quarterly, plus applicable upfront private placement fees. After the escrow period, the purchase price per share for each class of Shares will generally equal the Company’s most recently disclosed net asset value (“NAV”) per share, as determined quarterly, plus applicable upfront private placement fees. The purchase price per share for the Shares purchased pursuant to the DRIP will be equal to the most recent NAV in effect on the purchase date.

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In connection with the sale of Securities, the Company and Dealer Manager agree as follows:
1.Representations and Warranties of the Company. The Company represents and warrants to the Dealer Manager and to each Selected Dealer that:
1.1The Company proposes to issue and to sell Securities in accordance with its private placement memorandum, dated September 9, 2022, as amended or supplemented from time to time and including any exhibits or annexes (the “Private Placement Memorandum”).
1.2The Private Placement Memorandum does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, the Company’s representations in this Section 1.2 will not extend to statements contained in or omitted from the Private Placement Memorandum that are primarily within the knowledge of the Dealer Manager or any of the Selected Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
1.3No order preventing or suspending the use of the Private Placement Memorandum has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the Securities and Exchange Commission (the “SEC”); and, to the knowledge of the Company, no order suspending the offering of the Securities in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.
1.4The Company intends to use the funds received from the sale of the Securities as set forth in the Private Placement Memorandum.
1.5The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
1.6The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, bylaws, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company.
1.7No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Securities, except to the extent required by the Securities Act and the Rules and Regulations thereunder, the applicable state securities laws or the regulations of the Financial Industry Regulatory Authority (“FINRA”).
1.8Each of the Securities have been duly authorized and, when issued and sold as contemplated by the Private Placement Memorandum and the Company’s charter, as amended and supplemented, and upon payment therefor as provided in the Private Placement Memorandum and this Agreement, each of the Securities will be validly

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authorized, duly issued, fully paid and non-assessable and will conform to the description thereof contained in the Private Placement Memorandum.
1.9Due Incorporation; Subsidiaries
(i)The Company is a corporation duly formed and validly existing under the General Corporation Law of the State of Maryland and is in good standing with all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Private Placement Memorandum and to issue, sell and deliver the Securities as contemplated herein. PORT OP LP, a Delaware limited partnership (the “Operating Partnership”), is a limited partnership duly formed and validly existing under the Delaware Revised Uniform Limited Partnership Act and is in good standing with all requisite power and authority to carry out its business.
(ii)The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate: (A) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole; or (B) prevent or materially interfere with the consummation of the transactions contemplated hereby (the occurrence of any effect or any prevention or interference or any such result described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”).
(iii)The Company’s direct or indirect subsidiaries are referred to collectively as the “Subsidiaries”.
(iv)Except as described in the Private Placement Memorandum, the Company owns all of the issued and outstanding capital stock and other equity interests of each of the Subsidiaries and other than this capital stock or other equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the Company’s charter and bylaws and the charters, bylaws, limited liability company agreements, partnership agreements or other organizational documents of each Subsidiary and all amendments thereto have been delivered to the Dealer Manager. Each Subsidiary has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate, limited liability company or partnership (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in the Private Placement Memorandum. Each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests of the Subsidiaries are outstanding.

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1.10The capital stock of the Company, including the Securities, conforms in all material respects to each description thereof contained in the Private Placement Memorandum.
1.11Except as described in the Private Placement Memorandum, neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under, nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of the indebtedness under (i) its charter or bylaws, limited liability company agreement or partnership agreement (as applicable); (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; (iii) any federal, state, local or foreign law, regulation or rule; (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority; or (v) any decree, judgment or order applicable to it or any of its assets, except for any of the foregoing in (ii), (iii), (iv) or (v) as would not, individually or in the aggregate, have a Material Adverse Effect.
1.12Except as described in the Private Placement Memorandum (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Securities or other equity interests of the Company; (ii) no person has any preemptive rights, release rights, rights of first refusal or other rights to purchase any Securities or other equity interests of the Company; and (iii) no person has the right to act as an underwriter, placement agent, financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Securities.
1.13Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule in order to conduct their respective businesses, except where failure to obtain or maintain licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where the violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
1.14There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory commission, board, body, authority or agency, or other non-governmental regulatory authority except any such action, suit, claim, investigation or proceeding that, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
1.15Reserved.
1.16Neither the Company nor any Subsidiary is, and after giving effect to the offering and sale of the Securities, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), required to be registered under the Investment Company Act.
1.17Except as described in the Private Placement Memorandum, the Company and each of the Subsidiaries have good and marketable title to, or have valid rights to lease or

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otherwise use, all property (real and personal) that are material to the respective businesses of the Company and the Subsidiaries, in each case free and clear of all liens, claims security interests or other encumbrances except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
1.18The Company and the Subsidiaries own, possess or have the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property rights not otherwise described in the Private Placement Memorandum. None of the Intellectual Property employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of its or the Subsidiaries’ officers, directors or employees, if any, or otherwise in violation of the rights of any persons, except for violations that would not, individually or in the aggregate, have a Material Adverse Effect.
1.19The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries: (i) is, to the Company’s knowledge, the subject of any investigation; (ii) has received any notice or claim; (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding; (iv) is bound by any judgment, decree or order; or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
1.20All income and other material foreign, federal, state and local tax returns that are filed or required to be filed by the Company, any of the Subsidiaries or any predecessor entity have been timely filed (taking into account any extension of time within which to file such tax returns), and all material foreign, federal, state and local taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith that have not been finally determined and for which adequate reserves have been provided in accordance with generally accepted accounting principles in the United States.

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1.21The Company and each of the Subsidiaries maintain or will maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate. This insurance insures or will insure against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. All such insurance is or will be fully in force and effect. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when it expires.
1.22No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Private Placement Memorandum and except as any limitations would not, taken as a whole, be material to the Company.
1.23Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Private Placement Memorandum.
1.24There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.
1.25There is no relationship, direct or indirect, that exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, members, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand which is not described in the Private Placement Memorandum.
1.26Neither the Company, any of the Subsidiaries, Pacific Oak Residential Advisors, LLC (the “Advisor”) or any of their affiliates is engaged in any unfair labor practice and, except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is: (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, the Advisor or any of their affiliates before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened; (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries, the Advisor or any of their affiliates; and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, the Advisor or any of their affiliates; (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, the Advisor or any of their affiliates; and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries, the Advisor or any of their affiliates.
1.27Except as contemplated by the Private Placement Memorandum, no other Shares or other equity interests of the Company have been or shall be offered or sold by the Company before the completion of the Offering. No securities of the Company have been or shall be offered or sold at any time in a manner that would adversely affect the availability of the exemptions from registration under Regulation D or under any applicable state securities laws being relied upon by the Company with respect to the offering and sale of

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the Securities. Without limiting the foregoing, with respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, manager or advisor and any directors, executive officers or other officers of the Company, the manager or advisor participating in the Offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of any Regulation D Securities (but, in each case, excluding the Dealer Manager Covered Persons, as defined below, as to whom no representation is made) (each, an “Company Covered Person” and, collectively, the “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care, and during the term of the Offering will continue to exercise reasonable care, to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied and will comply, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Dealer Manager and any Selected Dealer a copy of any disclosures provided thereunder.
1.28The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Selected Dealer Covered Person (as defined below)) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.
1.29With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.
1.30The representations and warranties in Sections 1.27 through 1.29 are and shall be continuing representations and warranties throughout the term of the Offering. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.
1.31All statistical or market-related data included or incorporated by reference in the Private Placement Memorandum are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Private Placement Memorandum has been made with a reasonable basis and in good faith. Any projections included in the Private Placement Memorandum (the “Projections”) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith best estimate of the matters described therein. Any Projections were prepared by the Company based on reasonable assumptions, including, among other things, (i) the Company’s anticipated future performance after the consummation of the Offering and (ii) general business and economic conditions. The Projections are based upon an analysis of the data available to the Company, after due inquiry, at the time of the Projections.

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2.Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:
1.1The Dealer Manager is a member in good standing of FINRA and a broker-dealer registered as such under the Exchange Act. The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.
1.2The information under the caption “Plan of Distribution” in the Private Placement Memorandum and all other information furnished, and to be furnished, to the Company by the Dealer Manager in writing expressly for use in the Private Placement Memorandum, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
1.3The Dealer Manager represents that neither it, nor any of its directors, executive officers, other officers participating in the offering of Regulation D Securities, general partners or managing members, nor any of the directors, executive officers or other officers participating in the offering of Regulation D Securities of any such general partner or managing member, nor any other officers or employees or associated person of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities (each, a “Dealer Manager Covered Person” and, collectively, the “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) under the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualification Event occurring after the date hereof, prior to the date of any offering of Regulation D Securities.
1.4In its agreements with the Selected Dealers, the Dealer Manager will require the Selected Dealers to represent that neither the Selected Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Selected Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a "Selected Dealer Covered Person" and, together, "Selected Dealer Covered Persons"), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date of the Selected Dealer Agreement between the Dealer Manager and such Selected Dealer.
1.5The Dealer Manager is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Selected Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.
1.6The representations and warranties in Sections 2.3 through 2.5 are and shall be continuing representations and warranties throughout the term of the Offering. The Dealer Manager will promptly notify the Company in writing upon (a) the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 2.3 above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person, and (b) becoming aware of any fact which makes any such representation or warranty untrue.

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1.7In its agreements with the Selected Dealers, the Dealer Manager will require that the Selected Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Selected Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Selected Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Selected Dealer of the occurrence of any such event described in this paragraph.
1.8The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Selected Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 2 and the representations, covenants and agreements of the Selected Dealers referred to in this Section 2 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Selected Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Selected Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Selected Dealer Covered Person.
1.9The Dealer Manager will provide, and in its agreements with the Selected Dealers will require the Selected Dealers to provide, such certifications, documentation, and other information reasonably requested by the Company from time to time which the Company deems to be necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with this Offering
1.10The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Dealer Manager and constitutes a valid and binding agreement of the Dealer Manager and is enforceable against the Dealer Manager in accordance with its terms, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
1.11The Dealer Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule in order to conduct its business, except where failure to obtain or maintain licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate: (A) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Dealer Manager; or (B) prevent or materially interfere with the consummation of the transactions contemplated hereby (the occurrence of any effect or any prevention or interference or any such result described in the foregoing clauses (A) and (B) being herein referred to as a “Dealer Manager Material Adverse Effect”). The Dealer Manager is not in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Dealer Manager, except where the violation, default, revocation or modification would not, individually or in the aggregate, have a Dealer Manager Material Adverse Effect.
1.12There are no actions, suits, claims, investigations or proceedings pending or, to the Dealer Manager’s knowledge, threatened to which the Dealer Manager or any of its respective directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or

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by any self-regulatory commission, board, body, authority or agency, or other non-governmental regulatory authority except any such action, suit, claim, investigation or proceeding that, if resolved adversely to the Dealer Manager, would not, individually or in the aggregate, have a Dealer Manager Material Adverse Effect.
3.Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:
1.1The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager or any Selected Dealer participating in the Offering with such number of printed copies of the Private Placement Memorandum and this Agreement, as the Dealer Manager or any Selected Dealer may reasonably request.
1.2The Company will not accept any offer to purchase Shares from a prospective investor whose subscription has been rejected by the Dealer Manager.
1.3The Company will furnish all information and execute and file all documents as may be necessary for it to comply with requirements under Regulation D of the Securities Act and the applicable state securities laws. The Company will furnish to the Dealer Manager upon request a copy of the papers filed by the Company in connection with any qualification or exemption.
1.4The Company will promptly notify the Dealer Manager if at any time the SEC or any state securities administrator shall issue any order or take other action to suspend or enjoin the sale of any of the Securities.
1.5If at any time during the Offering any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Private Placement Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare an amendment or supplement to the Private Placement Memorandum correcting the statement or omission.
1.6The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Securities has been effected, to permit the offer and sale of the Securities in accordance with the provisions hereof and of the Private Placement Memorandum.
1.7The Company or its affiliates or agents (including any manager or advisor) will pay all expenses incident to the performance of the Company’s obligations under this Agreement, including (a) the preparation and printing of the Private Placement Memorandum, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Securities, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the filing of the Private Placement Memorandum with FINRA, (e) the fees and expenses related to the qualification or filing with any governmental authority in connection with the Offering pursuant to federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of the filings pursuant to Regulation D of the Securities Act and the applicable state securities laws, (f) the fees and expenses of any registrar, transfer agent or escrow agent engaged by the Company and (g) the costs and expenses of any printed materials authorized by the Company to be used in the Offering (“Authorized Materials”), including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior

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approval of the Company and travel and lodging expenses of the representatives of the Company and any consultants.
1.8The Company will provide the Dealer Manager with all information relating to the Offering as the Dealer Manager may from time to time reasonably request.
1.9The Company will notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.
4.Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:
1.1In connection with the Dealer Manager’s participation in the offer and sale of Securities, the Dealer Manager will comply, and in its agreements with Selected Dealers will require that the Selected Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, as in effect from time to time; (d) any other state and federal laws and regulations applicable to the Offering, the sale of Securities or the activities of the Dealer Manager pursuant to this Agreement, including without limitation, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (e) this Agreement.
1.2The Dealer Manager will not offer the Securities, and in its agreements with Selected Dealers will require that the Selected Dealers not offer any of these Securities, in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Company in writing that the Securities are exempt from the securities laws of the applicable jurisdiction and (b) the Dealer Manager and any Selected Dealer offering Securities have all required licenses and registrations to offer the Securities in the applicable jurisdiction.
1.3The Dealer Manager will make, and in its agreements with Selected Dealers will require that Selected Dealers make, no representations concerning the Offering except as set forth in the Private Placement Memorandum or in any Authorized Materials.
1.4The Dealer Manager will offer Securities, and in its agreements with Selected Dealers will require that the Selected Dealers offer Securities, only to persons who meet the suitability requirements set forth in the Private Placement Memorandum, including the requirement that the person be an “accredited investor” as that term is defined in Regulation 501(a) of Regulation D. The Dealer Manager further agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever and no commissions or fees will be paid to the Dealer Manager with respect to the portion of any subscription that is rejected. The Dealer Manager has not engaged in and will not engage in, and in its agreements with Selected Dealers will require that the Selected Dealers will not engage in, any “general advertising” or “general solicitation” (within the meaning of Rule 502(c) of Regulation D) in connection with the offering of the Securities and acknowledges and agrees that, unless consented to by the Company in writing, the Company shall rely on Rule 506(b) of Regulation D under the Securities Act (and, for the avoidance of doubt, will not rely upon Rule 506(c) of Regulation D under the Securities Act) with respect to the offering of the Securities. The Dealer Manager will notify the Company in writing, prior to any offering of Securities, of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 2.3 of this

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Agreement and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.
1.5Except for Authorized Materials, the Company has not authorized the use of any supplemental literature or other materials in connection with the Offering and the Dealer Manager agrees not to use any material that has not been authorized by the Company. The Dealer Manager further agrees (a) not to deliver any Authorized Materials to any person unless it is accompanied or preceded by the Private Placement Memorandum, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only,” “due diligence materials only,” “not for public distribution” or similar, or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Securities and (c) not to show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if the material bears a legend denoting that it is not to be used in connection with the sale of Securities in the applicable jurisdiction.
1.6The Dealer Manager shall not, and in its agreements with the Selected Dealers shall require that the Selected Dealers shall not, distribute a Private Placement Memorandum, supplement or amendment thereto or any supplemental information to any offeree with whom the Dealer Manager or such Selected Dealer, as applicable, does not have a pre-existing substantive relationship, as defined from time to time by the SEC.
1.7The Dealer Manager will provide the Company with all information relating to the offer and sale of the Securities as the Company may from time to time reasonably request.
1.8The Dealer Manager will permit a Selected Dealer to participate in the Offering only if the Selected Dealer is a valid and active member of FINRA.
1.9The Dealer Manager has submitted (or will submit within 15 days of the first sale in the Offering) to FINRA a copy of the Private Placement Memorandum and any other related offering documents, including any materially amended versions thereof (the “FINRA Filing”). The Dealer Manager will update the FINRA filing from time to time as necessary to comply with the terms of FINRA Rule 5123.
5.Obligations and Compensation of Dealer Manager.
1.1The Company hereby appoints the Dealer Manager as the Company’s agent and principal distributor commencing on the date hereof through the end of the Offering Period (as defined in Section 5.2 below) to solicit and to cause Selected Dealers to solicit subscriptions for the Securities at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in this Agreement, the Private Placement Memorandum and the subscription agreement. The Dealer Manager hereby agrees to act as the Company’s agent and agrees to use its “best efforts” to procure subscribers for the Securities through the Selected Dealers on the terms and conditions set forth herein.
1.2The “Offering Period” shall mean that period during which any or all of the Securities may be offered for sale pursuant to the Offering, commencing on the date of the Private Placement Memorandum during which period offers and sales of the Securities shall occur continuously in the jurisdictions in which the Securities are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated, provided that the Dealer Manager and the Selected Dealers will suspend or terminate the Offering upon request of the Company and will resume the Offering upon the subsequent request of the Company. If the Company does not raise the Minimum Offering or its board of directors does not determine that it is in the Company’s best interest to cause the proceeds raised in this Offering to be released to the Company from escrow within 180 days of the first

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subscription accepted into escrow, the Offering Period will terminate. If the Minimum Offering amount is met and the proceeds are released to the Company from escrow, the Offering Period shall terminate upon the acceptance by the Company of subscriptions for $500 million of Shares in the Offering and $50 million of Shares in the DRIP. Upon termination of the Offering Period, the obligation of the Dealer Manager to act as the Company’s agent in connection with the Offering and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.
1.3Except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions, a dealer manager fee, a placement agent fee, and ongoing distribution fees for Shares sold through the Primary Offering as described below. However, during the escrow period, Shares will be sold at a discounted price of 95% of the most recently disclosed NAV per share, as determined quarterly. Accordingly, during the escrow period, the fees described below shall be based on the same percentages described below, but calculated based on 95% of the NAV per share, rather than on the full NAV from each Share sold. In addition, for subscriptions placed during the escrow period, such fees will not be paid to the Dealer Manager unless and until the Minimum Offering is reached within 180 days of the first subscription accepted into escrow and the Company’s board of directors has authorized the release of funds in the escrow account prior to such date.

Class A Shares	Selling Commissions
Sales through a Selected Dealer earning transaction-based compensation	6.0% of the NAV from each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	0.0%
* Except as set forth herein or in the “Plan of Distribution” section of the Private Placement Memorandum, the Dealer Manager may reallow (pay) in full or in part the amount of this fee to Selected Dealers.

Class A Shares	Dealer Manager Fee
Sales through a Selected Dealer earning transaction-based compensation	1.5% of the NAV from each Share sold*
Sales through all other distribution channels as described in the Private Placement Memorandum	1.5% of the NAV from each Share sold*

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* Except as set forth herein or in the “Plan of Distribution” section of the Private Placement Memorandum, the Dealer Manager may reallow (pay) in full or in part this fee to Selected Dealers in the Dealer Manager’s sole discretion.

Class A Shares	Placement Agent Fee
Sales through a Selected Dealer earning transaction-based compensation	1.5% of the NAV of each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	1.5% of the NAV of each Share sold
Class T Shares	Selling Commissions
Sales through a Selected Dealer earning transaction-based compensation	3.0% of the NAV of each Share sold*
Sales through all other distribution channels as described in the Private Placement Memorandum	0.0%
* Except as set forth herein or in the “Plan of Distribution” section of the Private Placement Memorandum, the Dealer Manager may reallow (pay) in full or in part this fee to Selected Dealers. In addition, the selling commission and dealer manager fee amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.75% of the most recently disclosed NAV per share.

Class T Shares	Dealer Manager Fee
Sales through a Selected Dealer earning transaction-based compensation	0.75% of the NAV of each Share sold*
Sales through all other distribution channels as Private Placement Memorandum offering proceeds	0.75% of the NAV of each Share sold*
* Except as set forth herein or in the “Plan of Distribution” section of the Private Placement Memorandum, the Dealer Manager may reallow (pay) in full or in part this fee to Selected Dealers in the Dealer Manager’s sole discretion.

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Class T Shares	Placement Agent Fee
Sales through a Selected Dealer earning transaction-based compensation	0.75% of the NAV of each Share sold
Sales through all other distribution channels as described in the Private Placement Memorandum	0.75% of the NAV of each Share sold
In addition, except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager a distribution fee with respect to sales of Class T Shares sold through the Primary Offering or the DRIP (the “Distribution Fee”). The Distribution Fee is equal to 0.90% per annum of the aggregate NAV of outstanding Class T Shares, consisting of a representative distribution fee of 0.60% per annum, a dealer distribution fee of 0.15% per annum, and a dealer manager distribution fee of 0.15% per annum of the aggregate NAV of outstanding Class T Shares; however, with respect to Class T Shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.75% per annum of the NAV of such shares.
The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Distribution Fee to any Selected Dealers who sold the Class T Shares giving rise to a portion of such Distribution Fee to the extent the Selected Dealer Agreement with such Selected Dealer provides for such a reallowance; provided, however, that upon the date when the Selected Dealer who sold the Class T Shares giving rise to a portion of the Distribution Fee is no longer the broker-dealer of record with respect to such Class T Shares, then such Selected Dealer’s entitlement to the portion of the Distribution Fee related to such Class T Shares, as applicable, shall cease in, and such Selected Dealer shall not receive that portion of the Distribution Fee for, that month or any portion thereof (i.e., Distribution Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.
Thereafter, such portion of the Distribution Fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”) to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who shall be considered additional Servicing Dealers pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance, all in accordance with the terms of such Servicing Agreement. Notwithstanding the foregoing, the Dealer Manager will rebate the representative distribution fee and/or the dealer distribution fee to the Company with respect to sales of Class T Shares to the extent a Dealer or Servicing Dealer is not eligible to receive such fee, unless the Dealer Manager is serving as the broker dealer of record with respect to such Class T Shares, as applicable. No Distribution Fee is payable with respect to the Class A Shares.
The Dealer Manager shall cease receiving the Distribution Fee with respect to any Class T Share, (including fractional shares) held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees, placement agent fees and Distribution Fees paid with respect to the Shares held by such stockholder within such account would equal or exceed, in the aggregate, 9.0% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and such Selected Dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, each such Class T

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Share in such account (including Shares in such account purchased through the DRIP or received as a stock dividend) will convert into a number of Class A Shares (including any fractional shares) with an equivalent aggregate NAV as such shares.
In addition, the Dealer Manager will cease receiving the Distribution Fee with respect to any Class T Shares (including fractional shares) upon the earlier to occur of the following: (i) a listing of Class A Shares, (ii) the Company’s merger or consolidation with or into another entity in which the Company is not the surviving entity, (iii) the sale or other disposition of all or substantially all of the Company’s assets or (iv) immediately before any liquidation, dissolution or winding up of the Company.
The Company shall not pay any selling commissions, dealer manager fees, placement agent fees or organization and offering expense fee in connection with the sale of Shares through the DRIP.
Each investor may agree with the investor’s registered representative or Selected Dealer to reduce or eliminate any selling commission payable with respect to the investor’s purchase of the Shares. If selling commissions are waived in any particular case, the Company will not pay any selling commissions to the Dealer Manager in respect of the Shares for which the Selected Dealer or investment representative has agreed to waive the fees, which will have the effect of reducing the per share purchase price of Shares purchased by the particular investor.
If an investor uses the services of a registered investment advisor and not a Selected Dealer in connection with the purchase of Shares, no selling commissions or dealer manager fees will be payable with respect to the investor’s purchase of those Shares, which will have the effect of reducing the per share purchase price of Shares purchased by the particular investor. Any fees or other compensation paid to the registered investment advisor will be the investor’s responsibility, not the Company’s. The net proceeds to the Company per share will not be affected by the waiver of selling commissions. The payment of any fees or similar compensation to the investment advisor will be the sole responsibility of the investor, and the Company will have no liability for that compensation.
The Company will pay any commissions or fees due hereunder solely to the Dealer Manager and it shall be the Dealer Manager’s obligation to pay any commissions or fees which it reallows to any Selected Dealer. The Company shall not be obligated and shall have no liability to pay any commissions or fees to any Selected Dealer.
5.4     Expenses incurred by the Dealer Manager under this Agreement or relating to its activities with respect to the Offering may be eligible for reimbursement pursuant to the Advisory Agreement between the Company, the Advisor, Pacific Oak Capital Advisors, LLC, and related parties dated September 9, 2022, but only if such expenses are pre-approved by the Company.
5.5    The Dealer Manager agrees to be bound by the terms of any escrow agreement between the escrow agent and the Company, entered into in connection with this Offering and the Dealer Manager further agrees that it will not represent or imply that any such escrow agent has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.
6.Indemnification.
1.1Subject to the limitations below, the Company will indemnify and hold harmless the Selected Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls the Selected Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”), from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which any Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise including any state securities laws, rules or regulations, insofar as the Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or (ii) in

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any federal or state securities filing or other document executed by the Company or on its behalf specifically for the purpose of exempting any or all of the Securities for sale from the registration requirements under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such filing, document or information being hereinafter called a “Filing”) or (iii) in any Authorized Materials, or (b) the omission or alleged omission to state in the Private Placement Memorandum or in any Filing or Authorized Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending the Loss.
Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any case to the extent that any Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Selected Dealer specifically for use in the Private Placement Memorandum, any Filing or any Authorized Materials, and, further, the Company will not be liable in any such case if it is determined that the applicable Selected Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action.
The foregoing indemnity agreement of this Section 6.1 is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Private Placement Memorandum that was eliminated or remedied in a subsequent amendment or supplement thereto, the indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Securities that are the subject thereof, if a copy of the Private Placement Memorandum as so amended or supplemented was not sent or given to the person at or prior to the time the subscription of the person was accepted by the Company, but only if a copy of the Private Placement Memorandum as so amended or supplemented had been supplied to the Dealer Manager or the Selected Dealer prior to acceptance.
1.2The Dealer Manager will indemnify and hold harmless the Company, its officers and directors and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as the Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or (ii) in any Filing or (iii) in any Authorized Materials, or (b) the omission or alleged omission to state in the Private Placement Memorandum or in any Filing or Authorized Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Private Placement Memorandum or any amendment or supplement thereto or in any Filing or Authorized Materials; or (c) any use of printed materials not authorized or approved by the Company or any use of “broker-dealer use only” materials with potential investors by the Dealer Manager in the offer and sale of the Securities or any use of printed materials in a particular jurisdiction if the material bears a legend denoting that it is not to be used in connection with the sale of Securities in the applicable jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Securities; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001; or (g) any

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other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending the Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have under applicable law, rule or regulation.
1.3Each Selected Dealer will, and each Selected Dealer Agreement will require each Selected Dealer to, severally indemnify and hold harmless the Company, the Dealer Manager, each of their officers, managers and directors and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Selected Dealer Indemnified Persons”), from and against any Losses to which a Selected Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as the Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Private Placement Memorandum or (ii) in any Filing or (iii) in any Authorized Materials, or (b) the omission or alleged omission to state in the Private Placement Memorandum or in any Filing or Authorized Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Selected Dealer specifically for use with reference to the Selected Dealer in the preparation of the Private Placement Memorandum or in any Filing or Authorized Materials; or (c) any use of printed materials not authorized or approved by the Company or any use of “broker-dealer use only” materials with potential investors by the Selected Dealer in the offer and sale of the Securities or any use of printed materials in a particular jurisdiction if the material bears a legend denoting that it is not to be used in connection with the sale of Securities in the applicable jurisdiction; or (d) any untrue statement made by the Selected Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Securities; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Selected Dealer; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each Selected Dealer to which this section becomes applicable shall reimburse each Selected Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending the Loss, expense or action. This indemnity agreement will be in addition to any liability that any Selected Dealer may otherwise have under applicable law, rule or regulation.
1.4Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, the applicable indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel; provided that the indemnifying party shall not be relieved of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by the indemnified party in defending itself, except for those expenses incurred

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after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. No indemnifying party shall be liable to any indemnified party on account of any settlement of any claim or action effected without the consent of the indemnifying party. No indemnified party shall be bound to perform or refrain from performing any act pursuant to the terms of the settlement of any claim or action effected without the consent of the indemnified party.
1.5The indemnifying party shall pay all legal fees and expenses of the indemnified party to defend against any claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to the claims or actions notwithstanding that the actions or claims are alleged or brought by one or more parties against more than one indemnified party. If the claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which the action is finally brought; and in the event a majority of the indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. The law firm shall be paid only to the extent of services performed by the law firm and no reimbursement shall be payable to the law firm on account of legal services performed by another law firm.
7.Survival of Provisions.
1.1The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Selected Dealer or any person controlling the Dealer Manager or any Selected Dealer or by or on behalf of the Company or any person controlling the Company and (b) the acceptance of any payment for any of the Securities. The agreements and obligations set forth in set forth in Sections 3.7, 4.1, 4.4, 4.7, 5.3, 6 through 10 and 12 through 13 of this Agreement shall remain in full force and effect upon the termination of this Agreement.
8.Applicable Law and Invalid Provision.
1.1This Agreement shall be governed by the laws of the State of Maryland; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 8.1, but rather by the applicable federal or state securities law.
1.2The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision was omitted.
9.Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.
10.Successors and Assigns.
1.1This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns. This Agreement shall inure to the benefit of the Selected Dealers to the extent set forth in Sections 1, 3 and 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.
1.2No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

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11.Amendments. This Agreement may only be amended by the written agreement of the Dealer Manager and the Company, except as provided herein.
12.Term.
1.1Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that the other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s obligation to act as the Company’s agent and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon termination of this Agreement, (a) the Company shall pay to the Dealer Manager all accrued amounts payable under Section 5 hereof at such time as the amounts become payable, (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies, and (c) the Dealer Manager shall deliver to the escrow agent if the Minimum Offering has not been satisfied or the Company after the Minimum Offering has been satisfied any and all funds in its possession which were received from investors for the sale of Shares.
13.Complaints. Each party agrees to promptly provide to the other party copies of any written or otherwise documented complaints from any investor received by the party relating in any way to the Offering (including, but not limited to, the manner in which the Securities are offered by the Dealer Manager or any Selected Dealer).
14.No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Securities according to the terms set forth in the Private Placement Memorandum and in this Agreement.
15.Submission of Orders.
1.1Those persons who purchase Securities will be instructed by the Dealer Manager or the Selected Dealer to make their checks payable pursuant to the subscription agreement. The Dealer Manager, any agent of the Dealer Manager and any Selected Dealer receiving a check not conforming to the foregoing instructions shall return the check directly to the applicable subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or a Selected Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 15.
1.2If the Selected Dealer’s internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, subscription agreements and checks will be transmitted by the end of the next business day following receipt by the Selected Dealer to the escrow agent, if during the escrow period, or to the Company or its agent as set forth in the subscription agreement if after the escrow period.
1.3If the Selected Dealer’s internal supervisory review is conducted at a different location, subscription agreements and checks will be transmitted by the end of the next business day following receipt by the Selected Dealer to the office of the Selected Dealer conducting the final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit the subscription agreements and checks to the escrow agent, if during the escrow period, or to the Company or its agent as set forth in the subscription agreement if after the escrow period.

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1.4If the Dealer Manager receives investor proceeds, the Dealer Manager will, as soon as practicable but in any event by the end of the second business day following receipt by the Dealer Manager, transmit the subscription agreements and checks to the escrow agent, if during the escrow period, or to the Company or its agent as set forth in the subscription agreement if after the escrow period. Checks of rejected potential investors will be promptly returned to the potential investors.
[signature page follows]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binging agreement among us as of the date first above written.
Very truly yours,
PACIFIC OAK RESIDENTIAL TRUST, INC., a Maryland corporation
By: /s/ Michael S. Gough
Name: Michael S. Gough
Title: Chief Executive Officer and President
Agreed to and accepted by the Dealer Manager:
PACIFIC OAK CAPITAL MARKETS, LLC
a Delaware limited liability company
By: /s/ Hans Henselman
Name: Hans Henselman
Title: Chief Executive Officer
[Signature Page to Amended and Restated Dealer Manager Agreement]
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